FOOD LION, INC.
                     SUPPLEMENTAL EXECUTIVE
                        RETIREMENT PLAN

                    (Effective May 4, 1995)
                       TABLE OF CONTENTS

                                                             Page

ARTICLE I   Purposes                                            1

ARTICLE II  Definitions                                         1

ARTICLE III Eligibility and Participation                       3

        3.1 Selection of Participants                           3

ARTICLE IV  Retirement Income Benefits                          3

        4.1 Normal Retirement                                   3
        4.2 Early Retirement                                    4
        4.3 Ten-Year Certain Annuity                            4
        4.4 No Effect on Other Plans                            4

ARTICLE V   Death Benefits                                      4

        5.1 Pre-Retirement Death Benefit                        4
        5.2 No Other Death Benefits                             4

ARTICLE VI  Administration of the Plan                          5

        6.1 Plan Administrator                                  5
        6.2 Finality of Determination                           5
        6.3 Certificates and Reports                            5
        6.4 Indemnification and Exculpation                     5
        6.5 Expenses                                            5

ARTICLE VII Claims Procedure                                    5

        7.1 Written Claim                                       5
        7.2 Denial of Claim                                     5
        7.3 Review Procedure                                    6
        7.4 Committee Review                                    6

ARTICLE VIII Miscellaneous                                      6

        8.1 Alienation of Benefits                              6
        8.2 Amendment; Modification                             6
        8.3 Binding Effect                                      6
        8.4 Written Notice                                      7
        8.5 Indirect Payment                                    7
        8.6 Withholding                                         7
        8.7 Right of Employment                                 7
        8.8 Creditor Status                                     7
        8.9 No Guarantee of Tax Deferral                        7
        8.10 No Effect on Other Plans                           7
        8.11 Gender and Number                                  7
        8.12 Governing Law; Severability                        8




                        FOOD LION, INC.
                     SUPPLEMENTAL EXECUTIVE
                        RETIREMENT PLAN

                    (Effective May 4, 1995)


I                                  Purposes

       The purpose of this Plan is to supplement the retirement income of certain key employees of the Company. Toward that end, the Plan provides competitive retirement and death benefits.


II                                 Definitions

       The following terms shall have the indicated meanings when used in this Plan:

       "Actuarial Equivalent" shall mean equality in value of the aggregate amounts expected to be received under different forms of payment based upon the 1983 Group Annuity Mortality Table for males, for males and females and interest at the rate of the 10-year Constant Maturity Treasury yield for the last month of the preceding calendar quarter as published in the Federal Reserve Statistical Release (or any successor publication).

       "Administrator" or "Plan Administrator" shall mean the Committee.

        "Benefit Offsets" shall mean, as to a particular Participant, the sum of all of the following: (i) the Profit Sharing Annuity; (ii) the Profit Sharing Restoration Annuity;
(iii) the Deferred Compensation Amount; and (iv) the Primary Social Security Benefit.

       "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

       "Committee"  shall mean the Senior Management Compensation
Committee of the Board of Directors, or its successor.

       "Company" shall mean Food Lion, Inc., a corporation organized under the laws of the State of North Carolina and any successor company to the business thereof under law, equity or otherwise.

      "Deferred Compensation Amount" shall mean, if applicable as to a particular Participant, an annual retirement benefit payable monthly as a single life annuity under that Deferred Compensation
Agreement by and between the Participant and the Company.

       "Deferred Retirement Date" shall mean the first day of the month coincident with or next following the date on which a Participant retires after the Normal Retirement Date.

       "Early Retirement Benefit" shall mean the benefit payable to a Participant under Section 4.2 hereof upon a Participant's approved early retirement.

       "Early Retirement Date" shall mean the first day of the month coincident with or next following the date of early retirement after the Participant attains age 55 and has completed
10 Years of Service.

      "Effective Date" shall mean May 4, 1995.

       "Final Average Compensation" shall mean the annual average of the Participant's annual cash compensation (to include base salary and incentive bonus, but excluding any annual Christmas bonus and any benefits/payments from other Company provided plans) paid to the Participant for the five (5) completed calendar years that immediately precede the year in which payment of benefits under the Plan is to begin.

      "Normal Retirement Age" shall mean age 65.

       "Normal Retirement Benefit" shall mean the benefit payable
to   a   Participant  under  Section  4.1  upon  a  Participant's
retirement on or after his Normal Retirement Date.

       "Normal Retirement Date" shall mean the first day  of  the
calendar   month   coincident  with   or   next   following   the
Participant's attainment of age 65.

       "Participant" shall mean a key employee of the Company who is designated or selected as provided in Article III.

       "Plan"  shall  mean  this  Food  Lion,  Inc.  Supplemental
Executive Retirement Plan.

       "Profit Sharing Annuity" shall mean, as to a particular Participant, an annual retirement benefit payable monthly as a single life annuity that is the Actuarial Equivalent of Participant's accrued benefit (determined by including, without double counting, the amount due under any outstanding plan loans to such Participant) in the Profit Sharing Plan, such accrued benefit to be determined as of the earlier of (i) the most recent valuation date for the Profit Sharing Plan prior to the commencement  of  the  payment of  benefits  from  the  Plan  and
(ii) the date on which the Participant has received a retirement distribution of his benefits under the Profit Sharing Plan.

       "Profit  Sharing  Plan"  shall  mean  the  Profit  Sharing
Retirement  Plan  of  Food Lion, Inc. (As  Amended  and  Restated
Effective as of December 19, 1993), as it may be amended or restated from time to time.

       "Profit Sharing Restoration Annuity" shall mean, as to a particular Participant, an annual retirement benefit payable monthly as a single life annuity that is the Actuarial Equivalent of Participant's accrued benefit in the Profit Sharing Restoration Plan, such accrued benefit to be determined as of the earlier of (i) the most recent valuation date for the Profit Sharing Plan prior to the commencement of the payment of benefits from this Plan and (ii) the date on which the Participant has received a retirement distribution of his benefits under the Profit Sharing Restoration Plan.

      "Profit Sharing Restoration Plan" shall mean the Food Lion,
Inc. Profit Sharing Restoration Plan, effective May 4, 1995, as it may be amended or restated from time to time.

       "Primary Social Security Benefit" shall mean, as to a particular Participant, one hundred percent (100%) of the Participant's Primary Insurance Amount Social Security Benefit that would be payable at age 65, expressed as an annual benefit.

       "Year of Service" shall mean a full twelve consecutive month period of employment with the Company measured from the month in which a Participant is first employed with the Company or one of its affiliates.


III                                Eligibility and Participation

      .1    Selection of Participants.  Participants are the President
and those Vice-Presidents of the Company listed on Exhibit A attached hereto and made a part hereof and such other management employees who are selected from time to time by the Committee; provided, however, that all such other Participants shall be either President or a Vice-President of the Company.


IV                                 Retirement Income Benefits

      .1    Normal Retirement

      (a) If a Participant terminates employment for any reason on or after his Normal Retirement Date (including retirement on a Deferred Retirement Date) with 20 or more Years of Service, he shall be entitled to an annual retirement benefit payable as a single life annuity that is equal to the excess of (i) 60% (as reduced for service less than 20 years as provided below) of the Participant's Final Average Compensation, over (ii) the Benefit Offsets.

      (b) For Participants who retire on or after the Normal Retirement Date with less than 20 Years of Service, the benefit shall be reduced by multiplying the 60% factor in Section 4.1(a) by a fraction the numerator of which is the number of Participant's Years of Service at retirement (not exceeding 20 years) and the denominator of which is 20.

      (c) Except as otherwise provided in Section 4.3 below, the benefit payable under this Section 4.1 shall be paid in monthly installments for the Participant's life, commencing on the Normal
Retirement  Date  or  Deferred  Retirement  Date,  whichever   is
applicable.

      .2    Early Retirement

      (a) Upon receipt of approval by the Committee, a Participant may retire under this Plan following the attainment of age 55 and the completion of ten (10) Years of Service. If a Participant receives approval to retire under this Plan before his Normal Retirement Date, the Participant's retirement benefit shall be determined in the same manner as the Normal Retirement Benefit under Section 4.1; provided, however, that the 60 percentage point factor in Section 4.1 shall be reduced by 0.25 percentage points for each full month by which the Participant's Early
Retirement  Date  precedes  his  Normal  Retirement   Date;   and
provided,  further,  that such benefit  shall  be  based  on  the
Participant's   actual  Years  of  Service  and   Final   Average
Compensation determined as of the Participant's Early  Retirement
Date   and   shall  be  calculated  by  deleting   the   Deferred
Compensation Amount from the Benefit Offsets.

      (b) The benefit payable under this Section 4.2 shall be paid in the same manner set forth in Section 4.1(c), commencing on the Participant's Early Retirement Date.

      .3    Ten-Year Certain Annuity.  A Participant who is legally
married as of the retirement date shall receive his Plan retirement benefit in the form of a ten-year certain single life annuity, payable monthly, which is determined as the Actuarial
Equivalent   of   the  single  life  annuity  provided   for   at
Sections 4.1 and 4.2 hereof.

      .4    No Effect on Other Plans.  Benefits payable under this
Article IV do not affect an eligible Participant's right to receive benefits under the Profit Sharing Plan or any other
employee   benefit  plan  or  deferred  compensation  arrangement
offered by the Company.

V                                  Death Benefits

      .1    Pre-Retirement Death Benefit.  If a Participant dies after attaining  age  55  and  ten (10) Years of  Service,  but  before
retiring   pursuant  to  Article  IV  hereof,  the  Participant's
surviving spouse, if any, shall be entitled to a benefit payable in 120 equal monthly installments, commencing on the first day of the month following the Participant's death. Such benefit shall be the amount determined as if the Participant had retired under
Section 4.2(a) on the day preceding his death.

      .2    No Other Death Benefits.  Apart from the death benefit
provided for at Section 5.1 above, no other death benefit shall be payable from the Plan; and no individual other than the Participant's surviving spouse, if any, shall be entitled to receive a death benefit hereunder.


VI                                 Administration of the Plan

      .1    Plan Administrator.  The Committee shall act as the Plan
Administrator of the Plan.

      .2    Finality of Determination.  Subject to the terms of the
Plan,  the  Committee shall, from time to time, establish  rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee shall have the exclusive right and discretion to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any Participant. The
decisions,  actions  and  records  of  the  Committee  shall   be
conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan.

      .3    Certificates and Reports.  The members of the Committee and the officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

      .4 Indemnification and Exculpation. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his membership on the Committee. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member of the Committee may be entitled as a matter of law.

      .5    Expenses.  The expenses of administering the Plan shall be borne by the Company.


VII                                Claims Procedure

      .1    Written Claim.  Benefits shall be paid in accordance with
the  provisions  of this Plan.  The Participant  or  a  surviving
spouse  may  make a written request for benefits.   This  written
claim shall be mailed or delivered to the Committee.

      .2    Denial of Claim.  If the claim is denied, in full or in
part,  the Committee shall provide a written notice within ninety
(90) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

      .3    Review Procedure.  If the claim is denied and review is
desired, the Participant (or spouse) shall notify the Committee in writing within sixty (60) days after receipt of the written
notice  of  denial.   A  claim shall  be  deemed  denied  if  the
Committee does not take any action within the ninety (90) day period described above. In requesting a review, the Participant (or spouse) may request a review of the Plan document or other pertinent documents with regard to the employee benefit plan created under this Plan, may submit any written issues and comments, may request an extension of time for such written submission of issues or comments, and may request that a hearing be held. However, the decision to hold a hearing shall be within the sole discretion of the Committee.

      .4    Committee Review.  The decision on the review of the claim denial shall be rendered by the Committee within sixty (60) days after the receipt of the request for review (if a hearing is not held) or within sixty (60) days after the hearing if one is held.
The  decision  shall  be  written and shall  state  the  specific
reasons   for  the  decision  including  reference  to   specific
provisions of this Plan on which the decision is based.


VIII                               Miscellaneous

      .1    Alienation of Benefits.  No benefit payable under this
Plan, whether or not in payment status, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or to charge the same shall be void. No such benefit or interest shall be liable for or subject to the debts, contracts, liabilities or torts of the Participant or the Participant's spouse entitled to any benefit or having any interest herein. If any Participant, former Participant, or spouse becomes bankrupt or insolvent or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, the Committee may, in its discretion and if permitted by applicable law, direct that any benefit to which such Participant, former Participant, or spouse is entitled shall be terminated and that all future payments to which such person would otherwise be entitled be held and applied for the benefit of such person, such person's children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

      .2    Amendment; Modification.  The Company, acting through its
Board of Directors, shall have the power, in its unlimited discretion, to amend or terminate the Plan at any time. However, in no event shall any such amendment or termination relieve the Company of its obligations to provide benefits as provided under the Plan as of the date of such amendment or termination, nor shall any such amendment in any way reduce such benefits for persons who are currently entitled to the receipt of or are receiving benefits.

      .3 Binding Effect. The Plan shall be binding upon the Company, its assigns, and any successor company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon a Participant, his assigns, heirs, executors and administrators.

      .4    Written Notice.  Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the
Company, such notice shall be addressed to the Committee  of  the
Plan,  at  the  address of the Company's principal  offices.   If
notice is to be given to a Participant, such notice shall be addressed to the then current address shown for such Participant in the personnel records of the Company or, in the absence of any such address in such records, the last known address for such person.

      .5    Indirect Payment.  In the event that the Committee finds
that a Participant, former Participant or spouse is unable to care for his or her affairs because of illness or accident, any benefits payable hereunder may, unless claim has been made therefor by a duly appointed guardian, conservator or other legal representative, be paid to a spouse, child, parent, or other blood relative of such person, or to anyone found by the Committee (in its sole discretion and judgment) to have incurred expense for the support and maintenance of such Participant, former Participant or spouse and any such payment made shall be a complete discharge of all liability of the Company under the Plan, to the extent of such payment.

      .6    Withholding.  The Company shall have the right to withhold from the payment of any benefits or payments payable under this Plan an amount equal to the federal, state and local income taxes and all other sums required to be withheld with respect to such benefit or payment.

      .7 Right of Employment. Nothing in this Plan shall be construed as imposing any obligation on the Company or giving any Participant the right to be retained in the employ of the Company or the right to any payment or additional compensation whatsoever except to the extent of the benefits provided for in the Plan.

      .8    Creditor Status.  It is expressly intended and provided
that the obligations imposed upon the Company by this Plan shall be general corporate obligations of the Company and that any trust which is established, insurance contracts purchased or other assets accumulated in order to assist the Company in meeting its obligations hereunder shall remain the general corporate assets of the Company which are subject to the claims of the general creditors of the Company.

      .9    No Guarantee of Tax Deferral.  Nothing in this Plan shall
be construed as a warranty, representation or covenant to a Participant or spouse that any benefits payable hereunder will be nontaxable under federal or state law prior to payment of such benefits.

      .10   No Effect on Other Plans.  Benefits payable under this Plan do not affect the right of an eligible Participant or his or her spouse to receive benefits under the Profit Sharing Plan or any other employee benefit plan or deferred compensation arrangement offered by the Company.

      .11   Gender and Number.  As the context requires herein (i) the masculine shall include the feminine and vice versa and (ii) the singular shall include the plural and vice versa.

      .12   Governing Law; Severability.  The provisions of the Plan
shall be construed, administered and enforced according to the laws of the State of North Carolina. If any part of this Plan shall be held by the courts to be unlawful or unenforceable in whole or in part, such invalidity shall not affect the validity or enforceability of the remaining provisions of this Plan.

      IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Board of Directors of the Company on May 4, 1995, the Company has caused these presents to be executed by its duly authorized officer on its behalf, to be effective as of the Effective Date.


ATTEST:                        FOOD LION, INC.



                                  By:
Dan Boone, Secretary              Tom E. Smith, President





[SEAL]


                           Exhibit A


                      Initial Participants